Exhibit 10.12
Execution Version
Grant of Security Interest
in United States Patents and Trademarks
This PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of March 12, 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is made by the entities identified as grantors on the signature pages hereto (collectively, the "Grantors") in favor of CITIBANK, N.A., as collateral agent for the benefit of the Secured Parties (in such capacity, together with its successors, the "Collateral Agent").
WHEREAS, the Grantors are party to a Pledge and Security Agreement dated as of March 12, 2026 (the "Pledge and Security Agreement") between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent and Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:
SECTION. 1. Defined Terms
Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.
SECTION 2. Grant of Security Interest
Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (all of the following items or types of property being herein collectively referred to as the "Patent and Trademark Collateral"):
(i)each United States and foreign patent and patent application, including each Patent and Patent Application referred to on Schedule A hereto;
(ii)each Patent License, including each Patent License listed on Schedule A hereto;
(iii)each United States and foreign trademark, trademark registration and trademark application, and all of the goodwill of the business connected with the use of, and symbolized by, each trademark, trademark registration and trademark application, including each Trademark, Trademark Registration and Trademark Application referred to in Schedule B hereto;
(iv)each Trademark License, whether registered or not, including each Trademark License referred to in Schedule B hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and
(v)all products and proceeds of the foregoing, including any claim by the Grantor against third parties for past, present or future infringement of any Patent, or past, present or future infringement or dilution of any Trademark or Trademark registration, including any Patent or Trademark listed on Schedule A or B hereto, or under any Patent or Trademark licensed under any Patent License or Trademark License, including any such License listed on Schedule A or B hereto, or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark License.
SECTION 3.    Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent and Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.
SECTION 4.    Governing Law
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 5.    Termination
Upon the occurrence of the Discharge Date and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patent and Trademark Collateral under this Agreement.
SECTION 6.    Counterparts
This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 11th day of March, 2026.

CURIOSITY INC., as Grantor By:/s/ P. Brady Hayden Name: P. Brady Hayden Title: Chief Financial Officer
CITIBANK, N.A., as Collateral Agent, as Grantee By:/s/ Bryant Bedwell Name: Bryant Bedwell Title: Director

[Trademark Security Agreement – Signature Page]